Exhibit 99.1 — Impact of Impairment Charge (Unaudited)

	Q3 FY06		Q3 FY06	Q4 FY06		Q4 FY06	FY 2006		FY 2006
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Income from Continuing Operations	$23.2	$—	$23.2	$47.2	$—	$47.2	$94.2	$—	$94.2
Total Loss on Discontinued Operations, Net of Tax	$(11.9)	$(6.7)	$(18.6)	$(6.8)	$(0.3)	$(7.1)	$(22.1)	$(7.0)	$(29.1)
Cumulative Effect of a Change in Accounting Principle	$—	$—	$—	$—	$—	$—	$0.6	$—	$0.6

Net Income	$11.3	$(6.7)	$4.6	$40.4	$(0.3)	$40.1	$72.7	$(7.0)	$65.7

Average Common Shares Outstanding — Basic	117.2		117.2	117.2		117.2	117.1		117.1

Average Common Shares Outstanding — Diluted	117.4		117.4	131.5		131.5	117.4		117.4

Basic Income (Loss) Per Share
Continuing Operations	$0.20	$—	$0.20	$0.40	$—	$0.40	$0.80	$—	$0.80

Discontinued Operations	$(0.10)	$(0.06)	$(0.16)	$(0.06)	$(0.00)	$(0.06)	$(0.19)	$(0.06)	$(0.25)

Cumulative Effect of a Change in Accounting Principle	$—	$—	$—	$—	$—	$—	$0.01	$—	$0.01

Net Income	$0.10	$(0.06)	$0.04	$0.34	$(0.00)	$0.34	$0.62	$(0.06)	$0.56

Diluted Income (Loss) Per Share
Continuing Operations	$0.20	$—	$0.20	$0.38	$—	$0.38	$0.80	$—	$0.80

Discontinued Operations	$(0.10)	$(0.06)	$(0.16)	$(0.05)	$(0.00)	$(0.05)	$(0.19)	$(0.06)	$(0.25)

Cumulative Effect of a Change in Accounting Principle	$—	$—	$—	$—	$—	$—	$0.01	$—	$0.01

Net Income	$0.10	$(0.06)	$0.04	$0.33	$(0.00)	$0.33	$0.62	$(0.06)	$0.56